Exhibit 10.4

                    LETTERHEAD OF C.K. COOPER & COMPANY, INC.


February 4, 2003


OLYMPIC RESOURCES, LTD.
525 - 999 Hastings Street
Vancouver, BC Canada V6C 2W2


Attention:  Mr. Daryl Pollock
            President & CEO



                                    RE: Financial Advisor - Business Combination

Gentlemen:

This letter agreement (the "Agreement") sets forth the terms and conditions under which Olympic Resources Ltd. (the "Company" or "Olympic"), hereby engages
C. K. Cooper & Company, Inc. ("CKCC") to serve as exclusive financial advisor to the Company, related to seeking out potential candidates for a form of business combination.

16. SERVICES: CKCC will act as exclusive financial advisor to the Company related to positioning the Company for a contemplated merger, sale or other form of business combination, contacting and screening potential candidates, advising the Company and the Board of Directors on each potential transaction and assisting in the process to close any type of agreed to transaction.

17.  COMPENSATION: The Company agrees to pay the following fees:

f) The Company will to CKCC at the time of closing a fee equal to one percent (1%) of the Combined Transaction Enterprise Value. Combined Transaction Enterprise Value shall be defined as the combined value of equity for both entities, plus the combined value of debt, plus the combined value of preferred stock, less the combined value of cash and cash equivalents. Of this fee, equal to one percent, no more than ONE HUNDRED THOUSAND ($100,000) shall be paid in cash, with any amount in excess of ONE HUNDRED THOUSAND dollars being paid in stock, valued at the same value as the transaction. Such shares shall be subject to the same registration rights associated with the issuance of any securities as part of the transaction.

g) In the event that CKCC provides services outside of the scope of this engagement letter, an amendment to this letter shall be drafted outlining separate terms and conditions for such services.

h) Olympic, shall reimburse CKCC for all expenses incurred in relation to this engagement. Such expenses shall remain reasonable, with any one expense in excess of $1,000 requiring approval by Olympic prior to such expense being incurred.

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18.  INDEMNIFICATION: In addition to the payment of fees and reimbursements as outlined in Section or Paragraph 2 above, the Company agrees to indemnify C.K. Cooper & Company, its employees, directors, officers, agents, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933, from and against any losses, claims, damages or liabilities, including all legal expenses reasonably incurred by an Indemnified Party in connection with the defense of any pending claim, action or proceeding resulting from liability caused by or arising out of an untrue statement or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made where the genesis of such material statement or the duty to reveal an omitted material fact rests with the Company. However, C.K. Cooper & Company agrees to indemnify the Company, its employees, directors, officers, agents, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933, from and against any losses, claims, damages or liabilities, joint or several including all legal or preparation for or defense of any threatened or pending claim, action or proceeding resulting from liability caused by or arising out of an untrue statement or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made where the genesis of such material statement or the duty to reveal an omitted material fact rests with C.K. Cooper & Company.

19. ROLE OF C. K. COOPER & COMPANY: As part of this engagement, CKCC shall act as financial advisor to the Company.

20. ROLE OF OLYMPIC: As part of this engagement, CKCC will require the active involvement of the management of Olympic. The provision for and access to information must be made by the Company to allow CKCC to properly perform the services outlined herein.

21. CONFIDENTIALITY: Both parties recognize, that the other may become privy to confidential information. Such information shall be maintained confidential and each party will undertake the responsibility to ensure that all advisors and affiliates abide by these confidentiality requirements.

22.  TERMINATION:

     Either party shall be able to terminate this engagement upon the provision of written notice. Such termination shall take effect within thirty days after the receipt of such written notice. In the event that Olympic enters into any form or business combination, or agreement with an entity that was introduced as a result of the efforts of CKCC, or utilizes information prepared by CKCC within twenty-four (24) months of termination, CKCC shall be entitled to all compensation that would be paid under the terms of this agreement.

23. TERM: The term of this engagement shall be for twelve months from the date of engagement, which shall be February 1, 2003.

24. ATTORNEY'S FEES: Each of the parties agree that if any of the parties or entities should institute legal proceedings to enforce the terms of this agreement, the prevailing party to such proceedings shall be entitled to, but not limited to, reasonable attorney fees and costs.

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25.  AMENDMENT: Any amendment to this Agreement must be in writing and signed by all parties hereto. In addition, this agreement takes precedent over any and all previous engagement letters signed between the two parties.

26. ARBITRATION: Any dispute arising out of this Agreement shall be settled via Arbitration in a location acceptable to both parties.

27. SUCCESSORS: This agreement and all rights and obligations hereunder shall be binding upon and insure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which may be withheld in its sold and absolute discretion.

28. SEVERABILITY: If any term or provision of this Agreement or any applications hereof shall be invalid or unenforceable, the remainder of the Agreement and any other application of such provisions shall not be affected thereby.

29. DUE DILIGENCE: CKCC shall have access to sufficient information from Olympic to maintain current and accurate due diligence files.

30. Public Notice & Use of Name: Olympic shall not use the name of CKCC, in any form of marketing materials, or public press announcement without the prior written consent of CKCC. In the event that Olympic fails to receive prior written consent from CKCC, this agreement shall immediately terminate.

Please confirm the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

We look forward to continuing a successful working relationship with you.


                                            C. K. COOPER &
COMPANY, INC.

                                            /s/ Alexander G. Montano
                                            Alexander G. Montano
                                            Managing Director

Agreed to and Accepted as of the above date.

OLYMPIC RESOURCES, LTD.


By: /s/ Daryl Pollock
        Mr. Daryl Pollock
        President & CEO



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